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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 30, 2003
                                                        -------------------

                              HANOVER DIRECT, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-08056
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                            (COMMISSION FILE NUMBER)

              DELAWARE                                     13-0853260
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    (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
          OF INCORPORATION)                          IDENTIFICATION NUMBER)

           115 RIVER ROAD
        EDGEWATER, NEW JERSEY                                 07020
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        (ADDRESS OF PRINCIPAL                              (ZIP CODE)
         EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT and

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Transaction with Chelsey Direct, LLC

         On November 30, 2003, Hanover Direct, Inc. (the "Company") consummated the transactions contemplated by the Recapitalization Agreement, dated as of November 18, 2003 (the "Recapitalization Agreement"), with Chelsey Direct, LLC ("Chelsey") and recapitalized the Company, completed the reconstitution of the Board of Directors of the Company and settled outstanding litigation between the Company and Chelsey (the "Recapitalization"). Immediately prior to the consummation of the transactions contemplated by the Recapitalization Agreement, Chelsey was the holder of 29,446,888 shares of the Company's common stock, par value $.66 2/3 per share (the "Common Stock"), and 1,622,111 shares of the Company's Series B Participating Preferred Stock (the "Series B Preferred Stock") having 10 votes per share. A copy of the Recapitalization Agreement was attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2003.

         In the transaction, the Company exchanged all of the 1,622,111 outstanding shares of the Series B Preferred Stock held by Chelsey for the issuance to Chelsey of 564,819 shares of newly-created Series C Participating Preferred Stock (the "Series C Preferred Stock") and 81,857,833 additional shares of Common Stock of the Company. The shares of Series C Preferred Stock are entitled to vote with the shares of Common Stock on all matters on which the Common Stock votes and are entitled to one hundred votes per share plus that number of votes as shall equal the dollar value of any accrued, unpaid and compounded dividends with respect to such share. The Series C Preferred Stock is also entitled to vote as a class on any matter that would adversely affect such Series C Preferred Stock.

         In connection with the closing of the transactions contemplated by the Recapitalization Agreement, the Company filed with the Secretary of State of Delaware a Certificate of Designations, Powers, Preferences and Rights setting forth the terms and conditions of the Series C Preferred Stock and will file a Stipulation of Discontinuance with the Supreme Court of the State of New York in connection with pending litigation between the Company and Chelsey.

         In connection with the closing of the transactions contemplated by the Recapitalization Agreement, the Company also entered into a registration rights agreement whereby the Company agreed to provide, at its sole expense, two (2) demand and unlimited piggyback registration rights with respect to resales by Chelsey and Stuart Feldman of all shares of Common Stock owned by Chelsey and Mr. Feldman.

         Pursuant to the Recapitalization Agreement, the Company, acting through its Board of


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Directors and in accordance with its charter and bylaws and applicable law, agreed to recommend in the proxy statement for the first stockholders meeting following the Recapitalization, amendments to its Certificate of Incorporation (the "Charter Amendment") to effectuate the following: (i) a reduction in the par value per share of Common Stock from $0.66 2/3 per share to $0.01 per share,
(ii) a reverse split of the Common Stock in a ratio of 10 for 1 and (iii) an increase by 10 million shares of the number of authorized shares of preferred stock of the Company, all of such shares to be issuable by the Board of Directors in one or more series. The Company has no current plans for the issuance of such shares.

         Simultaneously with the closing of the transactions contemplated by the Recapitalization Agreement, Chelsey, Stuart Feldman, Regan Partners, L.P. ("Regan Partners"), Basil P. Regan and Regan International Fund Limited (together with Regan Partners and Basil Regan, the "Regan Group") entered into a Voting Agreement providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them to effectuate the Recapitalization and the Charter Amendment and to elect the nominees to the Board of Directors of Chelsey and Regan Partners designated pursuant to the Recapitalization Agreement. In accordance with the terms of the Voting Agreement, so long as Regan Partners has a designee on the Board of Directors, Regan Partners and certain of its affiliates agreed to (i) notify Chelsey at least twenty-four (24) hours prior to any sale, transfer or other disposition (or the execution of any agreement with respect thereto), other than fund balancing transactions entered into among Regan Partners and/or any affiliates of Regan Partners, of any shares of Common Stock of the Company owned by Regan Partners and (ii) provide Chelsey an opportunity to purchase such shares prior to such sale, transfer or other disposition on terms no less favorable to Regan Partners than otherwise available to it from such third party.

         Effective upon the closing of the transactions contemplated by the Recapitalization Agreement, the size of the Board of Directors was increased to nine (9) members, and Mr. Donald Hecht was elected to the Company's Board of Directors and the Audit Committee thereof. For a period of two (2) years from the closing of the Recapitalization, five (5) of the nine (9) directors of the Company will at all times be directors of the Company designated by Chelsey (who initially are Martin Edelman, William Wachtel, Stuart Feldman, Wayne Garten and Donald Hecht) and one (1) of the nine (9) directors of the Company will at all times be a director of the Company designated by Regan Partners (who initially is Basil Regan). The right of Regan Partners to designate a nominee to the Board of Directors shall terminate if the Regan Group ceases to own at least
75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by the Regan Group as of November 10, 2003. All shares for which the Company's management or Board of Directors hold proxies (including undesignated proxies) will be voted in favor of the election of such designees of Chelsey and Regan Partners, except as may otherwise be provided by stockholders submitting such proxies. In the event that any Chelsey or Regan Partners designee shall cease to serve as a director of the Company for any reason, the Company will cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as the case may be, reasonably acceptable to the Board of Directors as promptly as practicable. Chelsey may nominate or propose for nomination or elect any persons to the Board of Directors, without regard to the foregoing limitations, after the Series C Preferred Stock is redeemed in full.



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         The shares of Series B Preferred Stock that were exchanged with Chelsey for shares of Series C Preferred Stock and additional shares of Common Stock of the Company represent all of the outstanding shares of Series B Preferred Stock. The Company has filed a certificate in Delaware eliminating such series from its certificate of incorporation.

         Immediately prior to the consummation of the transaction, Chelsey was the holder of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock having 10 votes per share. Thus, based on 138,315,800 shares of Common Stock outstanding immediately prior to the consummation of the transaction, Chelsey was the beneficial owner of approximately 21.2% of the Company's outstanding Common Stock and 29.5% of the Company's outstanding voting securities. Immediately after the consummation of the transaction, Chelsey was the holder of 111,304,721 shares of Common Stock (representing approximately 50.5% of the outstanding common shares) and 564,819 shares of the 100 votes per share Series C Preferred Stock. Thus, based on 220,173,633 shares of Common Stock and 564,819 shares of Series C Preferred Stock outstanding immediately after the consummation of the transaction, Chelsey was entitled to cast 167,786,621 votes on all matters on which the stockholders vote, or approximately 60.6% of the total number of votes entitled to be cast.

         The transaction with Chelsey, including the issuance of the Series C Preferred Stock and the New Common Shares to Chelsey, was unanimously approved by the members of the Board of Directors of the Company and the members of the Transactions Committee of the Board of Directors. In addition, Congress Financial Corporation, which provides a revolving line of credit to the Company, executed an amendment to its Loan and Security Agreement with the Company and its subsidiaries in which it consented to the transactions between the Company and Chelsey, modified certain financial covenants for fiscal 2003 and added certain financial covenants for fiscal 2004 and received a fee of $150,000.

         On December 1, 2003, the Company issued a press release announcing the closing of the transactions contemplated by the Recapitalization Agreement and the addition of Donald Hecht to the Company's Board of Directors and the Audit Committee thereof. A copy of the Press Release is attached as Exhibit 99.8 to this Current Report on Form 8-K.

Terms of the Series C Preferred Stock

         The holders of the Series C Preferred Stock are entitled to one hundred votes per share on any matter on which the Common Stock votes and are entitled to one hundred votes per share plus that number of votes as shall equal the dollar value of any accrued, unpaid and compounded dividends with respect to such share. The holders of the Series C Preferred Stock are also entitled to vote as a class on any matter that would adversely affect such Series C Preferred Stock. In addition, in the event that the Company defaults in its obligations under the Certificate of Designations or under the Loan and Security Agreement with Congress Financial Corporation, then the holders of the Series C Preferred Stock, voting as a class, shall be entitled to elect twice the number of directors as comprised the Board of Directors on the default date, and such additional directors shall be elected by the holders of record of Series C Preferred Stock as set forth in the Certificate of Designations.

         In the event of the liquidation, dissolution or winding up of the Company, the holders of


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the Series C Preferred Stock are entitled to a liquidation preference of $100 per share (the "Liquidation Preference") or an aggregate amount of $56,481,900. The Series B Preferred Stock owned by Chelsey and exchanged in the Recapitalization had at the time of the Recapitalization an aggregate accrued liquidation preference of $112,963,800.

         Commencing January 1, 2006, dividends will be payable quarterly on the Series C Preferred Stock at the rate of 6% per annum, with the preferred dividend rate increasing by 1 1/2% per annum on each anniversary of the dividend commencement date until redeemed. At the Company's option, in lieu of cash dividends, the Company may instead elect to cause accrued and unpaid dividends to compound at a rate equal to 1% higher than the applicable cash dividend rate. The Series C Preferred Stock is entitled to participate ratably with the Common Stock on a share for share basis in any dividends or distributions paid to or with respect to the Common Stock. The right to participate has anti-dilution protection. The Company's credit agreement with Congress Financial Corporation currently prohibits the payment of dividends.

         The Series C Preferred Stock may be redeemed in whole and not in part, except as set forth below, at the option of the Company at any time for the liquidation preference and any accrued and unpaid dividends (the "Redemption Price"). The Series C Preferred Stock will be redeemed by the Company on
January 1, 2009 (the "Mandatory Redemption Date") for the Redemption Price. If the Series C Preferred Stock is not redeemed on or before the Mandatory Redemption Date, or if other mandatory redemptions are not made, the Series C Preferred Stock will be entitled to elect one-half (1/2) of the Company's Board of Directors. Notwithstanding the foregoing, the Company will redeem the maximum number of shares of Series C Preferred Stock as possible with the net proceeds of certain asset and equity sales not required to be used to repay Congress Financial Corporation, subject to a $10 million excess availability requirement, pursuant to the terms of the 19th Amendment to the Loan and Security Agreement with Congress Financial Corporation (as modified by the 29th Amendment to the Loan and Security Agreement), and Chelsey will be required to accept such redemptions.

         Pursuant to the terms of the Certificate of Designations of the Series C Preferred Stock, the Company's obligation to pay dividends on or redeem the Series C Preferred Stock is subject to its compliance with its agreements with Congress Financial Corporation.

Miscellaneous

         The foregoing description of the Recapitalization Agreement and the other agreements and documents described herein does not purport to be complete and is qualified in its entirety by reference to the copies thereof attached hereto as exhibits, which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit 3.1 -     Certificate of the Designations, Powers, Preferences and
                  Rights of Series C Participating Preferred Stock of Hanover
                  Direct, Inc.



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Exhibit 3.2 -     Certificate of Elimination of the Series B Participating
                  Preferred Stock of Hanover Direct, Inc.

Exhibit 3.3 -     Certificate of Correction filed to Correct a Certain Error in the Amended and Restated Certificate of Incorporation of Hanover Direct, Inc. filed in the Office of the Secretary of State of Delaware on October 31, 1996.

Exhibit 3.4 -     Amendments to By-laws of the Company.

Exhibit 99.1 -    Registration Rights Agreement, dated as of November 30, 2003, between Hanover Direct, Inc., Chelsey Direct, LLC and Stuart
                  Feldman.

Exhibit 99.2 -    Corporate Governance Agreement, dated as of November 30, 2003, among Hanover Direct, Inc., Chelsey Direct, LLC, Stuart
                  Feldman, Regan Partners, L.P., Regan International Fund
                  Limited and Basil P. Regan.

Exhibit 99.3 -    Voting Agreement, dated as of November 30, 2003, between
                  Chelsey Direct, LLC, Stuart Feldman, Regan Partners, L.P.,
                  Regan International Fund Limited and Basil P. Regan.

Exhibit 99.4 -    General Release, dated November 30, 2003, given by Hanover
                  Direct, Inc. and its parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, agents and others to Chelsey Direct, LLC and its parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents and others.

Exhibit 99.5 -    General Release, dated November 30, 2003, given by Chelsey
                  Direct, LLC and its parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, agents and others to Hanover Direct, Inc.
                  and its parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents and others.

Exhibit 99.6 -    Stipulation of Discontinuance of the action entitled Hanover
                  Direct, Inc. v. Richemont Finance S.A. and Chelsey Direct, LLC in the Supreme Court of the State of New York County of New
                  York (Index No. 03/602269), dated November 30, 2003.

Exhibit 99.7 -    Twenty-Ninth Amendment to Loan and Security Agreement, dated as of November 25, 2003, by and among Congress Financial
                  Corporation and Hanover Direct, Inc. and certain of its subsidiaries.

Exhibit 99.8 -    Press Release, dated December 1, 2003, of the Company.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HANOVER DIRECT, INC.
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                                                          (Registrant)


December 1, 2003                              By:    /s/ Brian C. Harriss
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                                              Name:  Brian C. Harriss
                                              Title: Executive Vice President,
                                                     Finance and Administration